                                                                    EXHIBIT 99.1



RICHARD BECK                                    CATHY KAWAKAMI
SENIOR VICE PRESIDENT, CFO                      DIRECTOR OF INVESTOR RELATIONS
ADVANCED ENERGY INDUSTRIES, INC.                ADVANCED ENERGY INDUSTRIES, INC.
970-407-6204                                    970-407-6732
dick.beck@aei.com                               cathy.kawakami@aei.com

FOR IMMEDIATE RELEASE

             ADVANCED ENERGY TO ISSUE CONVERTIBLE SUBORDINATED NOTES

FORT COLLINS, COLORADO (AUGUST 21, 2001)-Advanced Energy (Nasdaq: AEIS) today announced its intent to issue and sell $100 million aggregate principal amount of its Convertible Subordinated Notes due 2006 in a private placement under Rule 144A. The Notes will be convertible into Advanced Energy common stock.

The Convertible Subordinated Notes will not be registered under the Securities Act of 1933 as amended and may not be offered or sold in the United States unless they are registered or unless such sale is exempt from registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Convertible Subordinated Notes, nor shall there be any sale of the Convertible Subordinated Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

SAFE HARBOR STATEMENT

This press release contains certain forward-looking statements subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: fluctuations in quarterly and annual revenues and operating results, Advanced Energy's ongoing ability to develop new products in a highly competitive industry characterized by increasingly rapid technological changes, the volatility and cyclicality of the semiconductor and semiconductor capital equipment industries and other risks described in Advanced Energy's 10-K, Forms 10-Q and other reports and statements, as filed with the Securities and Exchange Commission. The company assumes no obligation to update the information in this press release.


                                       ###